SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2003

THE BEAR STEARNS COMPANIES INC.

Exact Name of Registrant as Specified in its Charter

DELAWARE (State or Other Jurisdiction of Incorporation)	File No. 1-8989 (Commission File Number)	13-3286161 (IRS Employer Identification Number)

383 Madison Avenue, New York, New York            10179
(Address of Principal Executive Offices)                  (Zip Code)

Registrant's telephone number, including area code:   (212) 272-2000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

Filed herewith is a copy of The Bear Stearns Companies Inc. (“Company”) Press Release, dated March 19, 2003, announcing earnings for the Company for the three months ended February 28, 2003, which includes the Unaudited Consolidated Statements of Income of the Company for the three months ended February 28, 2003 and February 28, 2002, and the three months ended November 30, 2002. All normal recurring adjustments that are, in the opinion of management, necessary for a fair presentation of the results of operations for the periods presented have been included. The nature of the Company’s business is such that the results for any interim period are not necessarily indicative of the results for a full year.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

                          (a) Financial Statements of business acquired:

                                         Not applicable.

                          (b) Pro Forma financial information:

                                         Not applicable.

                          (c) Exhibit:

                                         (99) Press Release, dated March 19, 2003.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                                    THE BEAR STEARNS COMPANIES INC.

By:	/s/ Marshall J Levinson Marshall J Levinson Controller (Principal Accounting Officer)

Dated: March 19, 2003

THE BEAR STEARNS COMPANIES INC.

FORM 8-K

CURRENT REPORT

EXHIBIT INDEX

Exhibit No.                               Description

(99)                                    Press Release, dated March 19, 2003

Contact:    Elizabeth Ventura (212) 272-9251
                   Kerri Kelly (212) 272-2529

THE BEAR STEARNS COMPANIES INC. REPORTS 2003 FIRST QUARTER
EARNINGS OF $2.00 PER SHARE, UP 55.0% YEAR OVER YEAR

Net Income Up 51.9% to $274.3 Million

Record Fixed Income Net Revenues, Up 44.3% to $791.2 Million

NEW YORK, New York –March 19, 2003–The Bear Stearns Companies Inc. (NYSE:BSC) today reported earnings per share (diluted) of $2.00 for the first quarter ended February 28, 2003, up 55.0% from $1.29 per share (diluted) for the quarter ended February 28, 2002. Net income for the first fiscal quarter of 2003 was $274.3 million, up 51.9% from $180.5 million for the comparable quarter a year ago. Net revenues were $1.5 billion for the current quarter, up 22.3% from $1.2 billion for the quarter ended February 28, 2002. The annualized after-tax return on common stockholders’ equity for the quarter ended February 28, 2003 was 19.9% and for the trailing 12-month period ended February 28, 2003 was 19.2%.

Commenting on the quarter’s results, Bear Stearns’ chairman and chief executive officer James E. Cayne said, “I am extremely pleased to report this quarter’s outstanding results. While market conditions continue to be difficult, we reported our best quarterly operating earnings in our history as a public company. Our fixed income franchise achieved record performance while the equity and equity- related businesses remained stable in extremely challenging market conditions. We continue to focus on selectively hiring key talent, upgrading our businesses and growing our franchise while maintaining our strict risk and expense discipline.”

A brief discussion of the company’s business segments, compared to the prior year quarter, follows:

CAPITAL MARKETS

Net revenues for the Capital Markets segment were $1,255.4 million for the quarter ended February 28, 2003, up 33.9% from $937.4 million for the first fiscal quarter last year.

  Institutional Equities net revenues were $276.5 million for the first fiscal quarter of 2003, up 12.6% from $245.5 million for the comparable prior year quarter. The increase in institutional equity revenues was due to improvement in equity derivatives and convertible arbitrage reflecting improved market conditions and customer order flow.

  Fixed Income net revenues were a record $791.2 million, up 44.3% from $548.2 million reported for the quarter ended February 28, 2002. The record performance in the fixed income franchise was broad based as record net revenues were achieved in the mortgage and credit product areas. The record net revenues levels achieved reflect the favorable market conditions experienced during the quarter and the significant increase in primary and secondary market activity.

  Investment Banking net revenues were $187.8 million for the quarter ended February 28, 2003, up 30.6% from $143.8 million for the quarter ended February 28, 2002. Merger and acquisition revenues increased substantially reflecting increased volume of completed mergers and acquisition activity. Underwriting revenues also increased principally due to increased municipal underwriting activity during the quarter. For the quarter, the company was ranked as the #1 underwriter of municipal securities due in part to its lead managed tobacco securitizations for the states of California and New Jersey.

GLOBAL CLEARING SERVICES

Net revenues for Global Clearing Services were $175.8 million for the quarter ended February 28, 2003, down 14.2% from $204.9 million for the quarter ended February 28, 2002. The decline in net revenues was due to lower levels of fully disclosed and prime broker activity and decreased net interest profits. Average customer margin debt balances were $35.9 billion during the quarter ended February 28, 2003, as compared with $35.1 billion in the February 28, 2002 quarter. Customer short balances averaged $56.3 billion for the first quarter of 2003, as compared with $55.9 billion for the first quarter of 2002. Free credit balances averaged $18.4 billion and $19.6 billion for the first quarter of 2003 and 2002, respectively.

WEALTH MANAGEMENT

Wealth Management net revenues for the quarter ended February 28, 2003 were $115.6 million, down 6.2% from $123.2 million for the quarter ended February 28, 2002. Weak equity market conditions continue to discourage individual investor activity creating an extremely challenging operating environment for the wealth management businesses.

  Private Client Services revenues were $80.5 million in the first quarter of 2003, a decline of 7.8% from $87.2 million in the prior year quarter.

  Asset Management net revenues were down 2.3% to $35.1 million for the first quarter of 2003 from $36.0 million in the prior year quarter.

  Total assets under management stood at $23.3 billion on February 28, 2003, down 9.7% from $25.8 billion at February 28, 2002.

EXPENSES

Disciplined expense management combined with increased net revenues served to improve year over year profit margins. The pre-tax, pre-CAP-Plan profit margin was 31.2% in the current quarter compared with 24.9% in the prior year quarter ended February 28, 2002.

Compensation as a percentage of net revenues was 50.0% and 51.1% for the quarters ended February 28, 2003 and February 28, 2002, respectively. Non-compensation expenses were $332.3 million for the quarter ended February 28, 2003, virtually unchanged from the level of expenses reported in the prior year quarter.

Total capital, including stockholders’ equity and long-term borrowings, was $32.0 billion at February 28, 2003. Book value as of February 28, 2003 was $41.64 per share, based on 146.7 million shares outstanding.

Founded in 1923, The Bear Stearns Companies Inc. (NYSE: BSC) is the parent company of Bear, Stearns & Co. Inc., a leading investment banking and securities trading and brokerage firm. With approximately $32.0 billion in total capital, Bear Stearns serves governments, corporations, institutions and individuals worldwide. The company’s business includes corporate finance and mergers and acquisitions, institutional equities and fixed income sales, trading and research, private client services, derivatives, foreign exchange and futures sales and trading, asset management and custody services. Through Bear, Stearns Securities Corp., it offers financing, securities lending, clearing and technology solutions to hedge funds, broker-dealers and investment advisors. Headquartered in New York City, the company has approximately 10,500 employees worldwide. For additional information about Bear Stearns, please visit the firm’s Web site at http://www.bearstearns.com.

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Financial Tables Attached

Certain statements contained in this discussion are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ materially from those discussed in the forward-looking statements. For a discussion of the risks and uncertainties that may affect the company’s future results, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Management” in the Company’s 2002 Annual Report to Stockholders which has been filed with the Securities and Exchange Commission.

A conference call to discuss the company’s results will be held at 10:00 a.m., E.S.T. The call will be open to the public. Those wishing to listen to the conference call should dial 1-800-692-4690 (or 1-703-326-5190 for international callers) at least 15 minutes prior to the commencement of the call to ensure connection. The conference call will also be accessible through our Web site at http://www.bearstearns.com. For those unable to listen to the live broadcast of the call, a replay will be available on our Web site or by dialing 1-

888-266-2081 (or 1-703-925-2533 for international callers) at approximately 1:00 p.m. E.S.T. The passcode for the replay is 6451745. If you have any questions on how to obtain access to the conference call, please contact Kerri Kelly at 1-212-272-2529 or via email at kkelly@bear.com.